                                                                       EXHIBIT C



                              AMENDED AND RESTATED

                         CERTIFICATE OF DETERMINATION OF

                             PREFERENCES AND RIGHTS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                               ISONICS CORPORATION

                                    * * * *



                  The undersigned, James E. Alexander and Brantley J. Halstead, certify that:

1. They are the duly acting President and Secretary, respectively, of ISONICS CORPORATION, a corporation organized and existing under the Corporations Code of the State of California (the "Corporation").

2. That, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, and pursuant to the provisions of
Section 401 of Title 1 of the Corporations Code of the State of California, said Board of Directors, pursuant to an action by unanimous consent dated July 26, 1999, adopted a resolution mending and restating the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation's Series A Convertible Preferred Stock, which resolution is as follows:

                  RESOLVED, that a series of Preferred Stock in Isonics Corporation, a California corporation (the "Corporation"), having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation's Articles of Incorporation.

                  1. NUMBER AND DESIGNATION. This series shall consist of 1,850,000 shares of Preferred Stock of the Corporation and shall be designated the Series A Convertible Preferred Stock ("Series A Stock"). The number of authorized shares of Series A Stock may be reduced to the extent any shares are not issued and outstanding by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the

         Certificate of Determination pursuant to the provisions of the Corporations Code of the State of California stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased except pursuant to majority vote of the Series A Holders. None of the shares of Series A Stock has been issued.

                  2. DIVIDENDS. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Series A Holders will be entitled to participate with the holders of Common Stock in such dividend or distribution as set forth in this Section 2. At the time such dividend or distribution is payable to the holders of Common Stock, the Corporation will pay to each Series A Holder such holder's share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such holder's Series A Stock.

         3.       VOTING RIGHTS.

                           A. The Series A Holders shall be entitled to notice of any shareholders' meeting and to vote as a single class with the Common Stock upon any matter submitted for approval by the holders of Common Stock on the following basis: the Series A Holders shall have that number of votes equal to the number of shares of Common Stock into which such Series A Stock is then convertible.

                           B. In addition to any other rights provided by law, so long as any Series A Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A Stock, will not:

                           (i) amend or repeal any provision of, or add any
                  provision to, the Corporation's Articles of Incorporation or By-Laws if such action would alter adversely the liquidation preferences of, or the rights or restrictions provided for the benefit of, any Series A Stock;

                           (ii) authorize or issue shares of any class or series
                  of stock not expressly authorized herein having any preference or priority as to dividends, voting or liquidation or other rights superior to any such preference or priority of the Series A Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, voting or liquidation or other rights superior to any such preference or priority of the Series A Stock;

                           (iii) reclassify any class or series of stock junior
                  to the Series A Stock into stock senior to the Series A Stock with respect to any preference or priority;

                           (iv) issue any class(es) or series of equity
                  security(ies) which (a) is (are) convertible directly or indirectly into Common Stock at a rate related to the market price of the Common Stock or other such variable basis (other than normal anti-dilution provisions) or (b), in any transaction or series of transactions over a 12 month period, constitute(s) 15% or more of the outstanding Common Stock of the Corporation, assuming conversion or exercise in full of any Convertible Securities included in such securities;

                           (v) elect to windup, dissolve or liquidate the
                  Corporation or revoke any such election; or

                           (vi) sell or otherwise dispose of (including without
                  limitation through lease, mortgage, licensing, joint venture, exchange, transfer or similar arrangements) all or a significant portion of the Silicon Isotope Business.


         4.       PREFERENCE UPON LIQUIDATION.

                           A. Upon any liquidation, dissolution or winding up of the Corporation, each Series A Holder will be entitled to be paid, before any distribution or payment is made upon any Junior Securities of the Corporation, an amount in cash equal to the aggregate Liquidation Value (as defined in Section 7C below) of all shares of Series A Stock held by such holder, plus accrued dividends, if any; thereafter, each Series A Holder will participate in any distribution or payment on a pro rata basis with all Junior Securities as if the Series A Stock had been converted into Common Stock.

                           B. The reorganization, consolidation or the merger of the Corporation into or with any other corporation(s) or other entity(ies) ("Reorganization"), the sale, lease, licensing, exchange or other transfer by the Corporation of all or any significant part of its assets or the commencement by the Corporation of a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or the making of an assignment for the benefit of its creditors, or an admission in writing of its inability to pay its debts generally as they become due, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4; PROVIDED THAT, with the consent of the Series A Holders acting by a majority vote (the "Reorganization Consent"), a Reorganization of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4 if (i) the principal agreement for such Reorganization shall expressly provide that the Series A Stock shall become preferred stock of such surviving entity with the equivalent rights to the rights set forth herein ("Surviving Entity Preferred Stock"), (ii) the holders of Junior Securities receive, in exchange for such Junior Securities, common stock or preferred stock in the surviving entity (whether or not the surviving entity is the Corporation) of such Reorganization, or common stock or preferred stock of another entity, which is junior as to dividends and upon liquidation, dissolution or winding up to the Series A Stock or Surviving Entity Preferred Stock, as applicable, and (iii) the Series A Holders shall be entitled to receive at the option of each Series A Holder (A) either the Surviving Entity Preferred Stock or (B) the kind and amount of shares or other securities or property which they would have been entitled to receive had they converted their shares of Series A Stock into shares of Common Stock of the Corporation as of the record date for the determination of holders of Common Stock entitled to cast their votes for or against or to express any dissent to such Reorganization. After any such Reorganization and Reorganization Consent, the rights of such holders of Surviving Entity Preferred Stock with respect to the adjustment of the Conversion Price shall be appropriately continued and preserved in order to afford, as nearly as possible, protection against dilution of the conversion rights and privileges comparable to those conferred herein.

         5.       CONVERSION INTO CONVERSION STOCK; SILICON ISOTOPE TRANSACTION.

                  A.       CONVERSION.

                                    (i) At any time prior to the Redemption Date
                  (as defined in Section 6 B below), any Series A Holder may convert all or any portion of such holder's shares of Series A Stock into a number of shares of the Conversion Stock computed by multiplying the number of shares to be converted by $1.50 and dividing the result by the Conversion Price then in effect. For purposes of this Section, "Conversion Stock" means the Common Stock.

                                    (ii) Each conversion of Series A Stock will
                  be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Stock as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                                    (iii) As soon as possible after a conversion
                  has been effected, the Corporation will deliver to the converting holder:

                                    (a) a certificate or certificates
                           representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                                    (b) a certificate representing any shares of
                           Series A Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                                    (iv) If any fractional share of Conversion
                  Stock would be issuable upon any conversion, the Corporation will pay the holder of the Conversion Stock the fair market value of such fractional share.

                                    (v) The issuance of certificates for shares
                  of Conversion Stock upon conversion of Series A Stock will be made without charge.

                                    (vi) The Corporation will not close its
                  books against the transfer of Series A Stock or of Conversion Stock issued or issuable upon conversion of Series A Stock in any manner which interferes with the conversion of Series A Stock.

                           B. CONVERSION PRICE. The initial Conversion Price for the Series A Stock will be $1.50. In order to prevent dilution of the conversion rights granted under this Section, the Conversion Price will be subject to adjustment from time to time pursuant to this Section 5.



                           C. SUBDIVISION OR COMBINATION OF COMMON STOCK; DISSOLUTION.

                                    (i) If the Corporation at any time
                  subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                                    (ii) In the event of a judicial or
                  non-judicial dissolution of the Corporation, the conversion rights and privileges of the Series A Holders shall terminate on a date, as fixed by the Board of Directors of the Corporation, not more than 45 days and not less than 30 days before the date of such dissolution. The reference to shares of Common Stock herein shall be deemed to include shares of any class into which said shares of Common Stock may be changed.

                           D.       OTHER ADJUSTMENTS.

                                    (i) GENERAL. In any case to which Section 5C
                  hereof is not applicable, where the Corporation shall issue or sell shares of its Common Stock after the Original Issue Date for a consideration per share less than the Conversion Price in effect pursuant to the terms of the Series A Stock at the time of issuance or sale of such additional shares (the "Lower Exercise Price"), then the Conversion Price in effect hereunder shall simultaneously with such issuance or sale be reduced to the Lower Exercise Price.

                                    (ii)    CONVERTIBLE SECURITIES.

                                            (a) In case the  Corporation shall
                  issue or sell any securities convertible into Common Stock of the Corporation ("Convertible Securities") after the Original Issue Date, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the maximum number of shares of Common Stock of the Corporation issuable upon the conversion or exchange of all of such Convertible Securities.

                                            (b) If the price per share so
                  determined shall be less than the applicable Conversion Price, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases or decrease or decreases with the passage of time, in the amount of additional consideration, if any, to the Corporation, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Conversion Price shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the adjusted Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Corporation upon such conversion or exchange, plus the consideration, if any, actually received by the Corporation for the issue or sale of all of such Convertible Securities which shall have been converted or exchanged.

                                    (iii)   RIGHTS AND OPTIONS.

                                            (a) In case the Corporation shall
                  grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock (other than pursuant to an incentive plan for employees adopted by a majority of the stockholders of the Corporation providing for the issuance of options to purchase no more than an aggregate of 500,000 shares of Common Stock at a price of no less than 85% of fair market value), there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing
                  (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, by (2) the maximum number of shares of Common Stock of the Corporation issuable upon the exercise of such rights or options.

                                            (b) If the price per share so
                  determined shall be less than the applicable Conversion Price, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted Conversion Price shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights or options, if any thereof shall not have been exercised, the adjusted Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised.

                           E. SILICON ISOTOPE TRANSACTION. In the event that on or before January 1, 2001 the Corporation sells or otherwise disposes of (including, without limitation, through lease, mortgage, joint venture, exchange, transfer or similar arrangements), or enters into a contract to sell or dispose of, all or a significant portion of the Silicon Isotope Business (a "Silicon Isotope Transaction"), the Corporation shall cause to be delivered to each Series A Holder, concurrently with the consummation of the Silicon Isotope Transaction, its pro rata share of the Exchange Interests and Transaction Cash Proceeds (as defined in Section 7C below). The Corporation shall not effect any Silicon Isotope Transaction unless prior to or simultaneous with the consummation thereof, the Silicon Isotope Successor Entity shall (i) deliver to each Series A Holder such holder's pro rata share of the Exchange Interests and Transaction Cash Proceeds; (ii) enter into a Registration Rights Agreement on terms substantially similar to that entered into between the Corporation and the Series A Holders, dated as of the Original Issue Date and (iii) provide the holders of Exchange Interests with equivalent rights to the rights set forth herein.

                           F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Board of Directors of the Corporation will make (i) an appropriate adjustment in the Conversion Price so as to protect the rights of the Series A Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series A Stock and (ii) an appropriate adjustment in the terms of the Silicon Isotope Transaction so as to protect the rights of the Series A Holders.

                           G.       NOTICES.

                                    (i) Immediately upon any adjustment of the
                  Conversion Price, the Corporation will send written notice thereof to all Series A Holders.

                                    (ii) The Corporation will send written
                  notice to all Series A Holders at least 20 days prior to the date (a) on which the Corporation closes its books or takes a record (1) with respect to any dividend or distribution upon Common Stock, (2) with respect to any PRO RATA subscription offer to holders of Common Stock, (3) for determining rights to vote on or approve any matter or (b) proposes to take any action on which the Series A Holders are entitled to vote pursuant to Section 3B or Section 4B.

                                    (iii) In addition to the notice required
                  under paragraph (ii) above, the Corporation will send written notice (the "Exchange Notice") to all Series A Holders at least 30 days prior to the date of any proposed Silicon Isotope Transaction setting forth in reasonable detail the material terms of the Silicon Isotope Transaction and the capitalization, financial condition, business plan and other material facts of the Silicon Isotope Successor Entity.

                                    (iv) All notices and other communications
                  from the Corporation to a Series A Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Corporation in writing by such holder, or, until an address is so furnished, to and at the address of the last holder who has so furnished an address to the Corporation.

                           H. CONVERTED OR REDEEMED SHARES. Any shares of Series A Stock which are converted pursuant to this Section 5 or redeemed pursuant to Section 6 will be canceled and will not be reissued, sold or transferred.

                           I. INSUFFICIENT AUTHORIZED SHARES. In the event at the time any Series A Holder requests conversion of any of such shares and the Corporation does not have a sufficient (for other events) number of shares of Common Stock authorized and unreserved to provide for conversion of all outstanding shares of Series A Stock, the Corporation shall give at least 10 days prior written notice of such requested conversion to all other Series A Holders in order to enable such other holders to request conversion of their respective shares. In the event that Series A Holders request conversion of shares or Series A Stock into a greater number of shares of Common Stock than the Corporation then has authorized and unreserved (for other events), the Corporation shall issue all of its authorized and unreserved (for other events) shares of Common Stock to such holders PRO RATA in accordance with the number of shares of Series A Stock of which each holder has requested conversion. The unconverted balance of the shares of Series A Stock will remain as shares of Series A Stock until the Corporation has authorized a sufficient number of additional shares of Common Stock to provide for conversion of all shares of Series A Stock then outstanding. In the event at the time any Series A Holder requests conversion of any of such shares and the Corporation does not have a sufficient number of shares of Common Stock authorized and reserved to provide for conversion of all outstanding shares of Series A

         Stock, the Corporation will promptly reserve such number of shares of authorized Common Stock as are sufficient to provide for conversion of all outstanding shares of Series A Stock, but if the Corporation does not have a sufficient number of shares of Common Stock authorized and unreserved (for other events) to reserve such number of shares, the Corporation will promptly reserve the authorized and unreserved (for other events) Common Stock and provide for such meetings to be held, and approvals to be solicited, as are necessary to authorize and reserve a sufficient number of shares of Common Stock to provide for conversion of all outstanding shares of Series A Stock.

         6.       OPTIONAL REDEMPTION.

                           A. After the Redemption Trigger Date (as defined in
         Section 7C below) all or any part of the Series A Stock may be redeemed by the Corporation at its election at any time and from time to time, in the manner prescribed in this Section 6, provided that (i) in any redemption under this Section 6A the Corporation shall redeem no less than all outstanding shares of Series A Stock and (ii) the Corporation may not make any redemption unless and until the Corporation has registered under the Securities Act of 1933, as amended, either the issuance of the shares of Common Stock issuable on conversion of the Series A Stock or the resale of such shares by the holders thereof.

                           B. Before making any redemption, the Corporation shall mail by certified or registered mail, return receipt requested, to each record holder of any Series A Stock at the address shown on the Corporation's records, a written notice (a "Redemption Notice") stating: (i) the number of shares of Series A Stock held of record by such holder which the Corporation proposes to redeem; (ii) the date (herein called the "Redemption Date") on which the Corporation proposes to pay the Redemption Price for the shares to be redeemed; (iii) the Redemption Price which under this Section 6 is to be paid for each share to be redeemed; (iv) the place at which the shares to be redeemed may be surrendered in exchange for the Redemption Price for such shares; and (v) the then current Conversion Price. Upon the mailing of a Redemption, the Corporation shall become obligated to redeem the Series A Stock specified in such notice on the date specified in such notice as the Redemption Date. Each Redemption Notice shall be mailed at least 30 days before the Redemption Date, provided that if the Corporation fails to pay the Redemption Price on such date (for a reason other than a holder's failure to deposit Series A Stock certificates pursuant to Section 6D below), the Redemption Date shall be the date on which the Corporation actually pays the Redemption Price.

                           C. The number of shares of Series A Stock to be redeemed from each holder thereof in repurchases under Section 6A shall be determined by multiplying the total number of shares of Series A Stock to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series A Stock held by such holder and the denominator of which shall be the total number of shares of Series A Stock outstanding.

                           D. (i) For each share of Series A Stock which shall be redeemed by the Corporation at any time under Section 6A, the Corporation shall be obligated to pay to the holder of such share an amount in cash (herein called the "Redemption Price" for such share) equal to the Liquidation Value of such share. The Corporation shall be obligated to pay on any Redemption Date on which the Corporation shall be required to redeem any Series A Stock both the Redemption Price for each share and all dividends which shall have been declared on each share to and including the Redemption Date and which shall not previously have been paid. Such payments which the Corporation shall be obligated to make on any Redemption Date shall be deemed to become "due" for all purposes of this Section 6 regardless of whether the Corporation shall be able to legally permitted to make such payments on such Redemption Date.

                                    (ii) Each holder of Series A Stock shall be
                  entitled to receive on or at any time after any Redemption Date the full Redemption Price, plus declared but unpaid dividends, for each share of Series A Stock held by such holder which the Corporation shall be obligated to redeem on such Redemption Date upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment duly endorsed in blank. After the payment by the Corporation in cash of the full Redemption Price for any Series A Stock, plus accrued unpaid dividends, all rights of the holder of such stock shall (whether or not the certificate representing such stock shall have been surrendered for cancellation) cease and terminate with respect to such stock.

         7.       MISCELLANEOUS.

                           A. REGISTRATION OF TRANSFER. The Corporation will keep at its principal office a register for the registration of Series A Stock. Upon the surrender of any certificate representing Series A Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

                           B. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

                  C.       DEFINITIONS.  For purposes hereof:

                           "APPLICABLE PERCENTAGE" shall mean the percentage
that results from multiplying 25% by a fraction, the numerator of which is the number of shares of Series A

Stock issued on, or within 30 days of, the date this Certificate is filed with the Secretary of State of the State of California and the denominator of which is 1,850,000.

                           "COMMON STOCK" means the Common Stock of the
Corporation, no par value per share, and includes all stock of any class or classes (however designated) of the Company, authorized upon the Original Issue Date or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

                           "CONVERSION PRICE" and "CONVERSION STOCK" shall have
the meaning set forth in Sections 5B and 5A(i), respectively.

                           "CORPORATION" shall have the meaning set forth in the
first paragraph of this Certificate of Determination.

                           "EXCHANGE INTERESTS" shall mean equity interests
(whether in the form of stock, limited liability company interests, partnership interests, a percentage of profits and losses, or otherwise) entitling the holders thereof to the Applicable Percentage of the profits, votes and distributions of the Silicon Isotope Successor Entity and having substantially similar terms, preferences and other rights as the Series A Stock.

                           "JUNIOR SECURITIES" means the Common Stock and any
equity securities of any kind (but not including any debt securities convertible into equity securities) which the Corporation or any Subsidiary at any time issues or is authorized to issue other than the Series A Stock unless the terms of such security explicitly state that such security shall be senior to or on a par with the Series A Stock.

                           "LIQUIDATION VALUE" of any share of Series A Stock as
of any particular date will be $1.50.

                           "ORIGINAL ISSUE DATE" means the date the Series A
Stock is first issued.

                           "PERSON" and "PERSON" means an individual, a
partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

                           "REDEMPTION TRIGGER DATE" shall mean the business day
immediately following the thirtieth consecutive trading day that the average Closing Price during such trading days (or, if no closing price is reported, the average of the bid and ask prices) of the shares of Common Stock was above $8.00 per share (which minimum price shall be proportionately adjusted for stock splits, stock dividends, reverse stock splits and any other subdivision or combination of the Common Stock.

                           "SERIES A HOLDER" shall mean a registered holder of
Series A Stock.

                           "SERIES A STOCK" shall have the meaning set forth in
Section 1.

                           "SILICON ISOTOPE BUSINESS" shall mean all the assets
and business of the Corporation relating to the development, production, use or sale of isotopes of silicon metal and related products, including without limitation all related patents, know-how, procedures, business plans, customer lists and other intellectual property.

                           "SILICON ISOTOPE SUCCESSOR ENTITY" shall mean the
Person or other entity that will conduct the Silicon Isotope Business upon the consummation of the Silicon Isotope Transaction.

                           "SUBSIDIARY" means any corporation of which the
shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

                           "TRANSACTION CASH PROCEEDS" shall mean the Applicable
Percentage of the cash paid or payable in connection with a Silicone Isotope Transaction

                           D. AMENDMENT AND WAIVER. No amendment, modification
or waiver will be binding or effective with respect to any provision hereof without the prior approval of a majority of the outstanding Shares of Series A Stock; provided notwithstanding Section 3.B above that no such action will change or affect (a) the Conversion Price of the Series A Stock or the number of shares or the class of stock into which the Series A Stock is convertible, (b) the Liquidation Value of the Series A Stock, or (c) the amount of cash, securities or other property receivable or to be received by the Series A Holders.

                           E. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. When any
accounting determination or calculation is required to be made, such determination or calculation (unless otherwise provided) will be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Corporation would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation will continue to be made in accordance with the Corporation's previous accounting methods and policies unless the Corporation has obtained the prior written consent of the holders of a majority of the Series A Stock then outstanding.

3. The number of authorized shares of Preferred Stock of the Corporation is 10,000,000, and the number of shares of Series A Stock, none of which has been issued, is 1,850,000.

         IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this Amended and Restated Certificate this _____ day of July, 1999.

                                 ISONICS CORPORATION


                                 By:________________________________
                                    James E. Alexander, President

                                 By:________________________________
                                    Brantley J. Halstead, Secretary

                                  VERIFICATION

         The undersigned, James E. Alexander and Brantley J. Halstead, the President and Secretary, respectively, of Isonics Corporation, each declares under penalty of perjury that the matters set out in the foregoing Amended and Restated Certificate are true of his own knowledge. Executed at Golden, Colorado, on this _____ day of July, 1999.





                                            ----------------------------
                                            James E. Alexander


                                            ----------------------------
                                            Brantley J. Halstead